EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 15, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of PTC Inc., which appears in PTC Inc.’s Annual Report on Form 10-K for the year ended September 30, 2018.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 6, 2019